Exhibit 99.1

For Immediate Release

Carrier Announces Agreement to Sell Global Access Solutions Business to Honeywell for $4.95 Billion

PALM BEACH GARDENS, Fla, December 8, 2023 – Carrier Global Corporation (NYSE: CARR), global leader in intelligent climate and energy solutions, entered into a definitive agreement today to sell its security business, Global Access Solutions, which includes the industry-leading brands of LenelS2, Supra and Onity, to Honeywell (NASDAQ: HON) for an enterprise value of $4.95 billion, which represents approximately 17x 2023 expected EBITDA. The sale agreement is a successful first step in Carrier’s portfolio transformation.

With approximately 1,200 employees operating in 33 countries, Carrier’s Global Access Solutions business is an innovative global leader in advanced access and security solutions, electronic locking systems, and contactless mobile key solutions. This pending sale will allow the business to build on the strength of its leading brands, innovative solutions, strong partner relationships and high growth potential.

“Global Access Solutions is a great business with dedicated, customer-focused teams, and we look forward to watching its continued growth under the ownership of Honeywell,” said Carrier Chairman & CEO David Gitlin. “The transaction, together with the planned exits of our Industrial Fire, Residential and Commercial Fire, and Commercial Refrigeration cabinet businesses, will accelerate our growth strategy and focus, positioning Carrier to deliver higher growth and superior shareholder value and further reinforcing our track record of performing while transforming.”

Carrier expects net proceeds from the transaction to be approximately $4 billion and intends to use the proceeds to pay down debt. The company anticipates resuming share repurchases as soon as its net leverage returns to approximately 2x EBITDA.

Beginning in the fourth quarter of 2023, Carrier expects to classify the Global Access Solutions business as “held for sale” on the balance sheet, but the results will remain in continuing operations until the sale closes.

The proposed sale is subject to regulatory approvals and customary closing conditions. It is expected to close before the end of Q3 2024.

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are serving as financial advisor to Carrier. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Linklaters LLP are providing external legal counsel.

Note to editors: Honeywell today issued a separate press release on the transaction.

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About Carrier
Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating solutions that matter for people and our planet for generations to come. From the beginning, we've led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do. For more information, visit www.corporate.carrier.com or follow Carrier on social media at @Carrier.

Cautionary Statement

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for Carrier's future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to the sale of our security business, expected uses of the net proceeds therefrom, strategies or transactions of Carrier, Carrier's plans with respect to its indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law. When we provide our expectations for EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measure (expected net income attributable to common shareowners) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

CARR-IR

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